Exhibit 10.12


                              CONSULTING AGREEMENT


I. PARTIES

         The parties to this Consulting Agreement (this "Agreement") are Radica China Limited (Radica), a British Virgin Islands corporation, and Millens W. Taft, an employee of Mel Taft & Associates, Inc., with offices at 10 Crane Avenue, East Longmeadow, Massachusetts 01028, USA ("The Consultant").

II. RECITALS

         This Agreement is made with reference to the fact that Radica wishes to engage Consultant to perform certain services for Radica and/or for its affiliates around the world ("Affiliates"), and the Consultant wishes to perform such services pursuant to each and all of the terms of this Agreement.

III. AGREEMENT

         Subject to the terms and conditions set forth in this Agreement, Radica hereby retains the Consultant as an independent contractor in a consulting capacity, and the Consultant agrees to perform consulting services for Radica as described in this Agreement. The relationship between Radica and the Consultant created by this Agreement is hereinafter referred to as "the Consultancy."

IV.  THE CONSULTANCY

Term

Unless terminated sooner pursuant to Paragraph VI of this Agreement or extended by mutual agreement in writing, the term of the Consultancy shall be exactly one
(1) year commencing on November 1, 1997.

Duties

During the Consultancy, the Consultant shall advise, consult with and assist Radica and/or any Affiliates designated by Radica at such times, places and during such periods of time as Radica shall reasonably request. The Consultant's duties for Radica and/or its Affiliates shall be limited to the specific project and related matters as follows:

         1. Providing assistance in identifying, contacting, meeting and developing with inventors and other product concept sources in the toy and game industry for the specific purpose of developing handheld, boxed, single or multi player, electronic games for the Radica line. Administering normal inventor relations records and controls required to protect Radica's legal interests;

         2. Providing advice and assistance in obtaining and arranging for licenses to manufacture and/or distribute Radica developed games or games developed as noted under item 1 above;

         3. Providing advice as to selection of product concepts for development from both internal and external services;

         4. Providing advice regarding methods and procedures relating to the selection, development, engineering, testing and marketing of the company's products;

         5. Providing such other advice, counsel and assistance as Radica may from time to time reasonably request.



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         6. However, it is expressly understood that Consultant is also a
Director of Radica and has certain duties and responsibilities related to that office which are not changed by this Agreement.

         In performing his duties as described above, the Consultant shall consistently and at all times diligently and conscientiously use his best efforts to further the interests of Radica and its Affiliates.

V. CONSIDERATION

         In consideration of the complete and faithful performance of his duties pursuant to this Agreement, Radica agrees to provide to the Consultant consideration solely as follows:

A. A monthly payment for the first three months of this Agreement in an amount of $10,000.00 per month and for the remaining nine months of the Agreement in the amount of three thousand, three hundred thirty-four US dollars (US$3,334.00) to be paid on the first (1st) business day of each month. The Effective Date is the first (1st) business day of the first month. Immediately upon any termination of the Consultancy, Radica shall have no further duty, obligation or responsibility to make any further payment or to provide any other consideration to the Consultant.

B. The monthly payments to the Consultant described in Paragraph V(A) above are the entirety of the consideration, pay, fees, benefits or other things of value of any kind to be provided by Radica to the Consultant for his services pursuant to this Agreement, and the Consultant is solely responsible for supplying, at his own cost and expense, any and all equipment, tools, supplies, instrumentalities, places of work, employees, facilities and other things and/or services which may need or require to perform each and all of his duties pursuant to this Agreement.

VI.  TERMINATION

The Consultancy, this Agreement (with the exception of the Consultant's obligations pursuant to Paragraphs VIII, X, XII, XIII, IV, XV and each of them, each of which obligations survive any termination of the Consultancy) and Radica's obligation to provide the consideration described in Paragraph V(A) of this Agreement shall each automatically, immediately and forever terminate upon the occurrence of any one (1) or more of the following:

The passage of a period of one (1) year from the Effective Date;

Radica's and the Consultant's entry into and execution of a written agreement to such termination;

The death of the Consultant;

The Consultant ceases to be a Director of Radica;

Any breach by the Consultant of any provision of this Agreement;

Any failure by the Consultant to observe and to fully and faithfully perform each and all of his duties, responsibilities and obligations pursuant to this Agreement; or

The inability, for any reason whatsoever, of the Consultant to perform fully his duties, responsibilities and obligations pursuant to this Agreement for any period of sixty (60) consecutive calendar days.

VII.  THE CONSULTANT'S EXPENSE

In performing his duties pursuant to this Agreement, the Consultant, except as otherwise provided in this Agreement, is fully liable and responsible for paying any and all costs and expenses

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incurred by him and/or his employees, agents and/or servants in the performance of the Consultant's duties pursuant to this Agreement.

         Notwithstanding the foregoing, Radica recognizes that the Consultant, in performing his duties pursuant to this Agreement, may be obligated to expend monies for travel, lodging, entertainment, telephone conferencing, and similar business reasons. Radica agrees that upon (1) the express, written approval of Radica's President or Chief Financial Officer, of business-related expenses and the maximum amounts of any and all such expenses; and (2) the Consultant's presentation to Radica of an expense voucher with receipts showing the amounts of such expenses, Radica will reimburse the Consultant for such business-related expenses as long as they are in conformance with Radica's Travel and Expense Reporting Policy as attached hereto.

VIII.  EMPLOYEES OF THE CONSULTANT

         Each and all of the Consultant's duties to Radica pursuant to this Agreement are personal, can be performed only through his unique knowledge and experience, and, therefore, shall be performed solely by him. However, to the extent, if any, that the Consultant may require support or staff to provide assistance to him in fulfilling his duties, the Consultant shall hire and employ, at his own cost and expense, any and all such persons. Any and all persons so employed by the Consultant shall be under the sole direction and control of the Consultant, and the Consultant shall be and at all times remain solely responsible for the selection; hiring; firing; disciplining; supervising; compensating; assigning; directing; setting of wages, hours and working conditions; and adjusting the grievances of each and all of his employees, agents and/or servants. The Consultant shall determine the methods, means and manners of the performance of the work of each of his employees, agents and/or servants, if any. Radica shall not have any authority with respect to the employment relationship between the Consultant and his employees, agents and/or servants.

         Radica shall not have any duty, responsibility or obligation of any kind to the Consultant or to the Consultant's employees, agents and/or servants for any fines, costs, or expenses incurred by the Consultant or any employee, agent and/or servant of the Consultant for any violation of any statute, rule, ordinance, regulation or other law. Radica shall not have any duty, responsibility or obligation for or in respect to any wages; benefits; taxes; expenses; workers' compensation insurance; other insurance for the benefit or protection of the Consultant and/or any of his employees, agents and/or servants; or any other aspect of the employment relationship between the Consultant and his employees, agents and/or servants if hired or used for this specific project. The Consultant expressly agrees that he alone has and assumes the full and entire responsibility for the deduction and payment of any and all state, federal and other income taxes; disability insurance premiums; unemployment insurance taxes; old age, pension or other social security benefits; and any and all other payments, deductions and/or contributions for each and all of his employees, agents and/or servants if hired or used for this specific project, and the Consultant further agrees to the best of his knowledge to comply fully with each and every statute, rule, ordinance, regulation and other law now or hereafter prescribed by any legally constituted authority with respect to the Consultant's employment of any of his employees, agents and/or servants for this specific project.

         In the event of any conflict between any of the terms or provisions of this Paragraph VIII and any of the terms or provisions of Paragraph VII of this Agreement, the terms and provisions of this Paragraph VIII shall control for any and all purposes.

COMPLIANCE WITH LAWS

The Consultant to the best of his knowledge shall in all ways and at all times during the Consultancy be and remain in full and complete compliance with and refrain from violating or causing Radica and/or its Affiliates to violate any statute, rule, ordinance, regulation or other law now or hereafter prescribed by any legally constituted authority, and he will at all times follow any and all guidelines or instructions regarding compliance with such laws that are provided to him by Radica and/or its Affiliates. However,


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neither Radica nor any of its Affiliates shall ever be responsible for issuing any such guidelines or instructions. The Consultant shall, at his own expense, comply with any of all statutes, rules, ordinances, regulations and other laws now or hereafter prescribed by any legally constituted authority applicable to the Consultant with respect to the performance of his duties, responsibilities and obligations pursuant to this Agreement, including, without limitation, the obtaining of any and licenses required of the Consultant in order for the Consultant to provide the services required of him pursuant to this Agreement.

In the event of any conflict between any of the terms or provisions of this Paragraph IX and any of the terms or provisions of Paragraph VII of this Agreement, the terms and provisions of this Paragraph IX shall control for any and all purposes.

 X. INDEMNIFICATION

         A.    By Consultant

         The Consultant expressly agrees to indemnify and otherwise hold harmless Radica and each of its Affiliates and each and all of their respective parent, subsidiary or sibling corporations; and each and all of their respective officers, directors, shareholders, employees, representatives, agents, successors, assigns, licensors, licensees and other affiliated persons, firms, corporations, associations, partnerships, joint ventures and/or entities from and against any and all lawsuits, legal actions, claims, demands, obligations, costs, and/or liabilities whatsoever, including all attorneys' fees, arising from, without limitation, any of the following: (1) any violation by the Consultant, Radica and/or any of Radica's Affiliates of any statute, rule, ordinance, regulation or other law now or hereafter prescribed by any legally constituted authority if the violation was attributable, in whole or in part, to the Consultant's acts or omissions; (2) any act, omission or other conduct of the Consultant, whether or not in the performance of his duties, responsibilities and obligations pursuant to this Agreement; (3) any and all taxes and/or other payments for which the Consultant may be liable or which may be due to any and all governmental taxing authorities and/or entities with respect to or on account of any and all of the consideration afforded to the Consultant pursuant to Paragraph V of this Agreement; (4) any personal injury or property damage arising from any act, omission or other conduct of the Consultant, whether or not in the performance of his duties, responsibilities and obligations pursuant to this Agreement; (5) any verbal and/or written statements or representations not previously approved in writing by Radica's President made by the Consultant to any person, firm, corporation, partnership, joint venture or other entity; and/or (6) any violation by the Consultant of any provision of this Agreement.

         For any and all purposes of this Agreement, any act, omission or other conduct and/or any violation of any statute, rule, ordinance, regulation or other law now or hereafter prescribed by and legally constituted authority by any employee, agent and/or servant of the Consultant is and shall be conclusively presumed for any and all purposes to be the act, omission, violation and/or other conduct of the Consultant.

         B.    By Radica

         Radica expressly agrees to indemnify Consultant for any actions or disclosures by Radica, its employees, directors, etc., to any third parties of any ideas or inventions created by outside inventing sources and presented to Radica by Consultant for or in connection with this project unless expressly agreed to in writing by the Consultant and the outside inventing source. Further, Radica agrees that any such unauthorized disclosure could cause Consultant and inventing source irreparable harm, loss of future income, harmful legal action, possible cancellation or delay of work on this project, and cause Consultant not to be able to comply with its indemnification of Radica as agreed to above under X(A).


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THE CONSULTANT IS AN INDEPENDENT CONTRACTOR

Radica and the Consultant each specifically understands, agrees, and acknowledges that the Consultant is for any and all purposes whatsoever an independent contractor who is not subject to the direct control of Radica or any of its Affiliates. The Consultant is solely responsible for successfully performing each and all of his duties pursuant to this Agreement, and neither Radica nor any of its Affiliates shall have any right to, and shall not, control the manner or prescribe the method of accomplishing the services to be performed by the Consultant. The Consultant is not authorized for any purpose or in any manner to bind Radica or any of its Affiliates and/or to make any representations or agreements on behalf of Radica or any of its Affiliates.

Radica and the Consultant expressly agree that (1) neither the Consultant nor any employee, agent, servant, contractor or representative of the Consultant is an employee, agent, servant, contractor or representative of Radica or any of its Affiliates, and (2) the Consultant is not a joint venturer or partner for any purpose whatsoever of or with Radica or any of its Affiliates. No provision of this Agreement shall ever be construed by any person whomsoever for any purpose whatsoever to (1) make the Consultant and/or employee, agent, servant, contractor representative of the Consultant an employee, agent, servant, contractor or representative of Radica or any of its Affiliates and/or (2) make the Consultant a joint venturer or partner for any purpose whatsoever of or with Radica or any of its Affiliates.

DISCLOSURE OF CONFIDENTIAL INFORMATION

The Consultant recognizes, acknowledges and agrees that, due to and during the Consultancy, he will have access to and obtain knowledge of certain inventions, proprietary information and/or trade secrets ("Confidential Information") relating to the businesses of Radica or any of its Affiliates and not generally known to the public or to the competitors of Radica or any of its Affiliates. The Consultant recognizes, acknowledges and agrees that such Confidential Information constitutes a valuable, special and unique asset of Radica and/or its Affiliates, access to and knowledge of which is essential to the performance of the Consultant's duties. The Consultant specifically agrees that, except as directed by Radica's President, he will not any time during the Consultancy or after any termination of the Consultancy use or disclose any Confidential Information to any person whomsoever for or allow any Confidential Information to be disclosed to any person whomsoever for any purpose other than for the benefit of Radica and/or its Affiliates.

In turn, Radica recognizes that they will have access to inventors' confidential knowledge, inventions, etc.

The Consultant agrees that the remedy at law for any breach or threatened breach of any term, provision or convenant of this Paragraph XII would be entirely insufficient and inadequate to protect the legitimate interests of Radica and/or its Affiliates, and therefore any and all provisions under Paragraph XIII of this Agreement to the contrary notwithstanding, Radica or any of its Affiliates shall each be entitled to immediate injunctive relief for any such breach or threatened breach in addition to any and all other relief, damages and/or other remedies available at law or in equity to Radica or any of its Affiliates.

ARBITRATION

The Consultant and Radica each desires to resolve any and all disputes which may ever arise between them, or between the Consultant and any of Radica's Affiliates, solely through binding arbitration in order to avoid any possibility of their having to incur the expense, loss of time, vagaries and uncertainties of litigation.

Except as otherwise expressly provided in this Agreement, any controversy, dispute and/or claim ("Claim") which Radica may have against the Consultant or which the Consultant may have against Radica or any of its Affiliates and/or any of their respective officers, directors, shareholders, employees, representatives, agents, successors, assigns, licensors, licensees and other affiliated persons, firms,


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corporations, associations, partnerships, joint ventures and/or entities in their capacity as such or otherwise, including, without limitation, any Claim arising out of, concerning or relating to this Agreement; the Consultancy; the meaning, application and/or interpretation of this Agreement; the formation of this Agreement; any breach or claimed breach of this Agreement and/or any termination of this Agreement, shall be settled solely by arbitration in accordance with the Arbitration Rules (the "Rules") of the International Chamber of Commerce. In the event of any conflict between the Rules and the provisions of this Agreement, this Agreement shall control for any and all purposes.

Each party to any arbitration will pay the cost, including the attorneys fees of presenting his or its case, and the Consultant and Radica shall each pay one-half (1/2) of the fees of the arbitrator(s), the costs of any record or transcript of the arbitration proceedings, any and all administrative fees, and all other fees and costs of the arbitration. Radica shall pay the Consultant's airfare and related expenses incident to his attendance at the arbitration hearing.

Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Any arbitration proceeding shall be held in United States unless Radica and the Consultant specifically agree in writing to another location for such proceeding.

NOTICES

All notices, requests, demands and/or other communications pursuant to or pertaining to this Agreement shall be given in writing and shall be deemed given upon hand delivery or within forty-eight (48) hours of being deposited in the mail; first class, registered or certified mail; postage prepaid; and addressed as follows:

                  If to Radica China Limited:

                           Radica China Limited
                           Suite R, 6/F
                           2-12 Au Pui Wan Street
                           Fo Tan, Hong Kong

                  If to the Consultant:

                           Millens W. Taft
                           77 Ridge Road
                           East Longmeadow, Massachusetts 01028
                           U.S.A.

Radica and/or the Consultant may change the address at which such notices, requests, demands and other communications shall be given to it or him by written notice to the other in the same manner as specified above in this Paragraph XIV.

GENERAL

Waiver

No waiver of any breach of any warranty, representation, agreement, promise, covenant, paragraph, term and/or provision of this Agreement shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other warranty, representation, agreement, promise, covenant, paragraph, term and/or provision of this Agreement. No extension of the time for the performance of any duty, responsibility, obligation or other act required or permitted by this Agreement shall be deemed to be an extension of the

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time for the performance of any other duty, responsibility, obligation or other act required or permitted by this Agreement.

Sole and Entire Agreement

This Agreement is the sole, complete and entire contract, agreement and understanding between the Consultant and Radica concerning the Consultancy; the terms and conditions of the Consultancy; the duration of the Consultancy; the termination of the Consultancy; the consideration to be paid by Radica to the Consultant pursuant to this Agreement; and the entire relationship between the Consultant and Radica for any and all purposes whatsoever; and this Agreement supersedes any and all prior contracts, agreements, relationships, understandings, and/or negotiations, whether oral or written, concerning any of the foregoing.

Amendments

This Agreement becomes effective on the Effective Date subject to the execution and delivery of this Agreement by both Radica and the Consultant on or before the Effective Date, and no amendment, modification, waiver or consent relating in any manner to this Agreement will be effective unless and until it is embodied in a written document signed by the party to be charged with such amendment, modification, waiver or consent.

Severability

To the extent that any provision of this Agreement shall be found to be illegal or unenforceable for any reason, each such provision shall be deemed modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

Applicable Law

This Agreement shall be construed, interpreted and applied solely pursuant to the internal laws of British Virgin Islands without regard or consideration for any conflicts of laws principles.

Construction

The language of this Agreement shall, in any and all cases, for any and all purposes, and in any and all circumstances be construed as a whole, according to its fair meaning, not strictly for or against the Consultant or Radica, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any part of this Agreement.


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Execution in Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, and such counterparts together shall constitute one and the same instrument.


                                          RADICA CHINA LIMITED


DATED:  November 1, 1997                 By: /s/ Robert E. Davids
                                             ------------------------
                                         Title:  President


                                          MILLENS W. TAFT



DATED: November 1, 1997                   By:/s/ Millens W. Taft
                                             ------------------------
                                                ("The Consultant")


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